Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
64966DPJ2
57604PVZ4
915137WK5
Issuer
NEW YORK GENERAL OBLIGATION UNLTD
MASSACHUSETTS ST WTR POLLUTN
ABATEMENT TR
UNIVERSITY TEX UNIV REVS
Underwriters
Bear Stearns, Citigroup, Morgan Stanley,
UBS, First Albany, Goldman Sachs, JP
Morgan, Lehman Brothers, MR Beal, Merrill
Lynch, DBSI
JP Morgan
JP Morgan
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
NYC 5% 11/1/2008
MASWTR 5% 8/1/2009
UNIHGR 5% 8/15/2009
Is the affiliate a manager or co-manager of offering?
Selling Group Member
N/A
N/A
Name of underwriter or dealer from which purchased
Bear Stearns
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
11/3/2004
11/15/2004
11/1/2004
Total amount of offering sold to QIBs
550,000,000
317,175,000
570,780,000
Total amount of any concurrent public offering
0
0
0
Total
550,000,000
317,175,000
570,780,000
Public offering price
 $                                                         108.93
 $                                                         110.20
 $                                                         109.78
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.38%
0.38%
0.25%
Rating
A2/A
Aaa/AAA
Aaa/AAA
Current yield
2.62%
2.67%
2.79%
Benchmark vs Spread (basis points)
264 bp
267 bp
264 bp








Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Chicago Funds







Scudder Municipal Income Trust
Chicago
7,500,000
 $
8,169,600
1.36%
-4.92%
0.89%
12/31/2004
Scudder New York Tax Free Income Fund
Chicago
5,000,000
 $
5,446,400
0.91%
-4.92%
0.57%
12/31/2004
New York Funds







Scudder Short Term Municipal Bond Fund
New York
5,000,000
 $
5,446,400
0.91%
-4.92%
0.28%
12/31/2004
Total

17,500,000
 $
19,062,400
3.18%




Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
794665AQ2
040647CE7
452151SU8
Issuer
SALES TAX ASSET RECEIVABLE CORP NY
ARIZONA STATE TRANSN BRD
ILLINOIS ST GENERAL OBILIGATION LTD
Underwriters
Bear Stearns, Citigroup, Morgan Stanley,
UBS, First Albany, Goldman, JP Morgan,
Lehman Brothers, MR Beal, Merrill Lynch,
Ramirez, Roosevelt & Cross, AG Edwards,
Advest, Apex, BofA, CIBC, Commerce Capital,
RBC, Jackson, Janney Montgomery, Legg
Mason, Loop Capital, Popular Securities,
Prager Sealy & Co, Raymond James,
Wachovia, DBSI
Bear Stearns
Morgan Stanley
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
SLS 5% 10/15/2026
AZSTRN 5% 7/1/2016
ILS 5% 11/1/2026
Is the affiliate a manager or co-manager of offering?
Selling Group Member
N/A
N/A
Name of underwriter or dealer from which purchased
Goldman Sachs
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
10/28/2005
10/1/2004
11/10/2004
Total amount of offering sold to QIBs
1,869,010,000
104,385,000
275,000,000
Total amount of any concurrent public offering
0
0
0
Total
1,869,010,000
104,385,000
275,000,000
Public offering price
 $                                                         104.71
 $                                                         111.14
 $                                                         104.47
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.50%
2.40%
0.25%
Rating
Aaa/AAA
Aaa/AAA
Aaa/AAA
Current yield
4.41%
3.62%
4.44%
Benchmark vs Spread (basis points)
460 bp
445 bp
441 bp








Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance
Fund Performance
Measurement Date*
Chicago Funds







Scudder New York Tax Free Income Fund
Chicago
5,000,000
 $
5,235,350
0.27%
0.21%
0.37%
12/31/2004
Total

5,000,000
 $
5,235,350
0.27%